UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 19, 2003

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in charter)

DELAWARE	1-10934	39-1715850
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 LOUISIANA
SUITE 3300
HOUSTON, TEXAS		77002
(Address of Principal Executive Offices)		(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 821-2000

ITEM 5.   OTHER EVENTS.

On November 19, 2003, Enbridge Energy Partners, L.P., a Delaware limited partnership, issued a press release announcing the execution of a definitive purchase agreement to acquire natural gas gathering and processing assets in North Texas from Cantera Resources Inc., an affiliate of Morgan Stanley Capital Partners, for $247.0 million in cash.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

	99.1	Press Release of Enbridge Energy Partners, L.P., dated November 19, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.

	By:	Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: November 24, 2003	By:	/s/ JODY L. BALKO
Jody L. Balko Controller (Duly Authorized Officer)